EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report of Accredited Home Lenders Holding Co. (the “Company”) on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James A. Konrath, Chief Executive Officer of the Company, do hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) The Report to which this certification is attached as an exhibit fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2004	/s/ JAMES A. KONRATH
James A. Konrath Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Accredited Home Lenders Holding Co. and will be retained by Accredited Home Lenders Holding Co. and furnished to the Securities and Exchange Commission or its staff upon request.